April 30, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Bergio International, Inc., relating to the event described under Item 4.01 of Form 8-K dated April 30, 2018 and we agree with such statements as they pertain to our firm.

Respectfully,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

office

801.783.2950

fax

801.783.2960

www.sadlergibb.com | Main: 2455 East Parleys Way, Suite 320, Salt Lake City, UT 84109 | Provo: 3507 N University Ave #100, Provo, UT 84604